Exhibit 99.1

Kellanova
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050
Maxime Clermont, (269) 660-4224

Media Contact:
Kris Bahner, (269) 961-3799

Kellanova Reports Strong Results for the Fourth Quarter and Full Year 2024
CHICAGO, Ill. - February 6, 2025 - Kellanova (NYSE: K) today announced fourth quarter and full year 2024 results.

Pending Transaction:
As announced on August 14, 2024, Mars, Incorporated, a family-owned, global leader in pet care, snacking, and food, and Kellanova, a leading company in global snacking, international cereal and noodles, North American plant-based foods, and frozen breakfast foods, had entered into a definitive agreement under which Mars has agreed to acquire Kellanova for $83.50 per share in cash. Shareowners approved this proposed transaction on November 1, 2024. The transaction is subject to customary closing conditions, including regulatory approvals, and is still expected to close within the first half of 2025.

Highlights:

•While net sales were negatively impacted by adverse currency translation, the Company’s organic-basis growth was above its long-term target range, both in the fourth quarter and the full year.

•Double-digit operating profit growth was sustained in the fourth quarter, as well as the full year, as the Company improved profit margins faster than expected.

•Double-digit growth momentum was also sustained in earnings per share, both in the fourth quarter and for the full year 2024, owing primarily to higher operating profit.

•Due to the pending merger with Mars, Incorporated, Kellanova will not be providing forward looking guidance.

"A more growth-oriented portfolio and solid execution by our entire organization once again contributed to stand-out quarterly performance, as we concluded our first full year as Kellanova,” commented Steve Cahillane, Kellanova’s Chairman, President, and Chief Executive Officer. “Led by our strong emerging markets presence, we sustained better-than-expected top-line growth amidst challenging industry conditions, and we improved our profit margins faster than we had anticipated. We also embarked on an exciting next phase, as we prepare to combine with Mars.”

Financial Summary:	Quarter ended			Year ended
(millions, except per share data)	December 28, 2024	December 30, 2023	% Change	December 28, 2024	December 30, 2023	% Change
Reported Net Sales	$3,124	$3,174	(1.6)%	$12,749	$13,122	(2.8)%
Organic Net Sales *	$3,396	$3,174	7.0%	$13,807	$13,073	5.6%

Reported Operating Profit	$532	$328	62.2%	$1,873	$1,505	24.4%
Adjusted Operating Profit *	$448	$392	14.4%	$1,899	$1,618	17.3%
Currency-Neutral Adjusted Operating Profit *	$470	$392	19.9%	$1,962	$1,618	21.3%

Reported Diluted Earnings Per Share from Continuing Operations	$1.04	$0.16	550.0%	$3.88	$2.25	72.4%
Adjusted Diluted Earnings Per Share *	$0.92	$0.78	17.9%	$3.86	$3.23	19.5%
Currency-Neutral Adjusted Diluted Earnings Per Share *	$0.93	$0.78	19.2%	$3.92	$3.23	21.4%
* Non-GAAP financial measure. See "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.
Fourth Quarter and Full Year 2024 Consolidated Results
Kellanova's fourth quarter 2024 GAAP (or "reported") net sales decreased 2% year on year, due to adverse foreign currency translation. On an organic basis, which excludes the impact of currency, net sales increased by 7% year on year, with growth in both volume and price/mix.

For the full year 2024, reported net sales decreased by 3% year on year, due to adverse foreign currency translation, the extended impact of elasticity on volume, and the mid-2023 divestiture of its business in Russia, partially offset by positive price/mix. On an organic basis, net sales increased by 6%.

Fourth quarter reported operating profit increased by 62% versus the prior-year quarter, driven by favorable mark-to-market impacts, continued improvement in gross profit margin due to productivity and moderating supply chain cost inflation, and reduced overhead. On an adjusted basis, which excludes mark-to-market and one-time charges, operating profit increased by 14%, and by 20% excluding currency translation.

For the full year, reported operating profit increased by 24% year on year, due to a favorable swing in mark-to-market impacts, improvement in gross profit margin due to productivity and moderating supply chain cost inflation, and the absence in prior-year results of reimbursement for transition services provided to WK Kellogg Co. On an adjusted basis, operating profit increased by 17%, and by 21% excluding currency translation.

Fourth quarter reported earnings per share increased by 550%, due to the higher operating profit, as well as to increased other income and a positive swing in one-time tax items. On an adjusted basis, earnings per share increased 18%, and by 19% excluding currency translation.

Full year reported earnings per share increased by 72% from the prior year, due to the higher operating profit, a positive swing in mark-to-market impacts, and a positive swing in one-time tax items. On an adjusted basis, earnings per share increased 20%, and by 21% excluding currency translation.

Full year net cash provided by operating activities was $1,760 million, which was $115 million higher than the prior year. Capital expenditure was $628 million, a decrease from 2023 which had included nine months of WK Kellogg Co prior to its separation. Free cash flow, defined as net cash provided by operating activities less capital expenditure, was $1,132 million, increasing year on year mainly because of higher net income and a distribution from a postretirement plan.
Fourth Quarter and Full Year 2024 Business Performance
Please refer to the segment tables in the back of this document.
Kellanova in the fourth quarter delivered above-algorithm growth in organic net sales and currency-neutral and adjusted-basis operating profit and earnings per share, just as it did in the full year 2024. During the quarter, organic net sales growth was again led by strength in the Company’s emerging markets, while its developed markets continued their second-half improvement in organic volume and net sales performance in spite of industry-wide demand that has not recovered as quickly as anticipated. Aided by productivity and moderating cost inflation, Kellanova also continued to improve its profit margins.

Kellanova North America's reported net sales in the fourth quarter decreased by 2%, as negative price/mix and foreign currency translation were partially offset by growth in volume. On an organic basis, net sales decreased by 2% year on year. Kellanova North America's reported operating profit increased by 28%, due to lower up-front charges and a year-on-year decrease in brand building and overhead. On an adjusted basis, Kellanova North America's operating profit increased by 8%, and by 9% excluding currency translation.

For the full year 2024, Kellanova North America's reported and organic net sales were up slightly year on year, as the positive impact of prior-year revenue growth management actions more than offset pressure on volume from prolonged industry-wide demand softness. Kellanova North America's full-year reported operating profit increased by 24% reflecting productivity and moderating supply chain cost pressures, as well as comparing against the prior year's absence of reimbursement for expenses related to transition services provided to WK Kellogg Co, all of which was only partially offset by higher up-front charges. On an adjusted basis and currency-neutral adjusted basis, operating profit increased by 25%.

Kellanova Europe's reported net sales in the fourth quarter decreased by 2%, due to adverse currency translation and lower volume amidst prolonged softness in its categories, partially offset by price/mix growth. On an organic basis, net sales decreased by 1%. Kellanova Europe's reported operating profit in the quarter increased by 24%, reflecting productivity and reduced overhead, partially offset by up-front charges related to a manufacturing network optimization project. On an adjusted basis, operating profit increased by 32%, and excluding currency, it increased by 33%.

For the full year, Kellanova Europe's reported net sales were flat, reflecting price/mix growth and the positive foreign currency translation, offset by the mid-2023 divestiture of its operations in Russia, and prolonged softness in its categories. On an organic basis, net sales increased by 1%. Kellanova Europe's full-year reported operating profit decreased by 11%, reflecting up-front charges related to a manufacturing network optimization project, the mid-2023 divestiture of its operations in Russia, and increased brand building investment, partially offset by favorable foreign currency translation, productivity, and reduced overhead. On an adjusted basis, operating profit increased by 12%, and by 10% on a currency-neutral basis.

Kellanova Latin America's reported net sales in the fourth quarter decreased by 8% due to adverse foreign currency translation, partially offset by price/mix growth. On an organic basis, net sales grew by 6%. Kellanova Latin America's reported operating profit increased by 28% in the fourth quarter, driven by productivity and moderating supply chain cost pressures, as well as by favorable mark-to-market impacts and lower up-front charges, partially offset by adverse foreign currency translation. On an adjusted basis, operating profit increased by 5%, and by 18% excluding currency.

For the full year, Kellanova Latin America's reported net sales were flat as adverse foreign currency translation offset growth in volume and price/mix. On an organic basis, net sales increased by 5%. Kellanova Latin America's full-year reported operating profit increased by 10%, due to a favorable swing in mark-to-

market impacts, lower up-front charges, along with productivity and lower supply chain cost pressures, partially offset by adverse foreign currency translation. On an adjusted basis, operating profit decreased by 2%, while on a currency-neutral adjusted basis, operating profit increased by 2%.

Kellanova Asia Pacific, Middle East and Africa's ("AMEA") reported net sales in the fourth quarter increased by 2%, as strong growth in volume and price/mix, both in our Africa joint ventures and in the rest of the Region, more than offset significantly adverse foreign currency translation. On an organic basis, net sales increased by 36%. Kellanova AMEA's reported operating profit increased by 47% in the fourth quarter, reflecting the growth in net sales and a gain on the sale of property, partially offset by significantly adverse foreign currency translation. On an adjusted basis, which excludes the property sale, operating profit increased by 12%, and by 37% excluding currency.

For the full year, Kellanova AMEA's reported net sales decreased by 13%, as significantly adverse foreign currency translation more than offset growth in price/mix. On an organic basis, net sales increased by 23%. Kellanova AMEA's reported operating profit increased by 10%, as price/mix growth and a gain on the sale of property more than offset significantly adverse foreign currency translation. On an adjusted basis, which excludes the property sale, operating profit increased by 2%, and by 25% excluding currency.

About Kellanova
Kellanova (NYSE: K) is a leader in global snacking, international cereal and noodles, and North America frozen foods with a legacy stretching back more than 100 years. Powered by differentiated brands including Pringles®, Cheez-It®, Pop-Tarts®, Kellogg's ® Rice Krispies Treats®, RXBAR®, Eggo®, MorningStar Farms®, Special K®, Coco Pops®, and more, Kellanova’s vision is to become the world’s best-performing snacks-led powerhouse, unleashing the full potential of our differentiated brands and our passionate people. Our net sales for 2024 were approximately $13 billion.

At Kellanova, our purpose is to create better days and ensure everyone has a seat at the table through our trusted food brands. We are committed to promoting sustainable and equitable food access by tackling the crossroads of hunger, sustainability, wellbeing, and equity, diversity & inclusion. Our goal is to create Better Days for 4 billion people by the end of 2030 (from a 2015 baseline). For more detailed information about our commitments, our approach to achieving these goals, and methodology, please visit our website at https://www.kellanova.com.

Recast Financial Statements
Included in this press release are financial results for fiscal Q1-Q3 2023 reporting periods that have been recast to reflect WK Kellogg Co financial results as discontinued operations in accordance with applicable accounting guidance. The results of WK Kellogg Co are presented as discontinued operations in the Kellanova consolidated statement of income and, as such, have been excluded from both continuing operations and segment results for all periods presented. The recast historical operating profit for the continuing operations of Kellanova includes certain costs such as warehousing and IT-related costs that are reported in Kellanova continuing operations but relate to expenses that are being reimbursed after the spin transaction through the transition services agreement (“TSA”) that exists between Kellanova and WK Kellogg Co. We expect that the costs for such services will be fully reimbursed by income under the TSA for the applicable future periods. Following the end of the TSA period, we expect that such costs will no longer be incurred by Kellanova. The consolidated statements of cash flows for 2023 are presented on a consolidated basis for both continuing operations and discontinued operations.

Non-GAAP Financial Measures
    This filing includes non-GAAP financial measures that we provide to management and investors that exclude certain items that we do not consider part of on-going operations. Reported results were prepared in accordance with U.S. GAAP, include all net sales and expenses recognized during the periods, and reflect WK Kellogg Co as discontinued operations for all periods presented. Items excluded from our non-GAAP financial measures are discussed in the "Significant items impacting comparability" section of this filing. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.

    Non-GAAP financial measures used include currency-neutral and organic net sales, adjusted and currency-neutral adjusted operating profit, adjusted and currency-neutral adjusted diluted EPS, currency-neutral adjusted gross profit, currency-neutral adjusted gross margin, adjusted other income (expense), adjusted effective income tax rate, net debt and free cash flow. We determine currency-neutral results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

•Currency-neutral net sales and organic net sales: We adjust the GAAP financial measure to exclude the impact of foreign currency, resulting in currency-neutral net sales. In addition, we exclude the impact of acquisitions, divestitures, and foreign currency, resulting in organic net sales. We excluded the items which we believe may obscure trends in our underlying net sales performance. By providing these non-GAAP net sales measures, management intends to provide investors with a meaningful, consistent comparison of net sales performance for the Company and each of our reportable segments for the periods presented. Management uses these non-GAAP measures to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results. These non-GAAP measures are also used to make decisions regarding the future direction of our business, and for resource allocation decisions.
•Adjusted: gross profit, gross margin, operating profit, operating margin, and diluted EPS from continuing operations: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the separation transaction, costs of the proposed merger, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, and other costs impacting comparability resulting in adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.
•Currency-neutral adjusted: gross profit, gross margin, operating profit, operating margin, and diluted EPS from continuing operations: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the separation transaction, costs of the proposed merger, mark-to-

market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, other costs impacting comparability, and foreign currency, resulting in currency-neutral adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.
•Adjusted other income (expense): We adjust the GAAP financial measure to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded) and certain equity investments, losses resulting from divestitures, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our underlying profitability. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's other income (expense), excluding the impact of the items noted above, for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability.
•Adjusted effective income tax rate: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the separation transaction, costs of the proposed merger, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments, and certain foreign currency contracts, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our pre-tax income and the related tax effect of those items on our adjusted effective income tax rate, and other impacts to tax expense. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of the items noted above, for the periods presented. Management uses this non-GAAP measure to monitor the effectiveness of initiatives in place to optimize our global tax rate.
•Net debt: Defined as the sum of long-term debt, current maturities of long-term debt and notes payable, less cash and cash equivalents, and marketable securities. With respect to net debt, cash and cash equivalents, and marketable securities are subtracted from the GAAP measure, total debt liabilities, because they could be used to reduce the Company’s debt obligations. Company management and investors use this non-GAAP measure to evaluate changes to the Company's capital structure and credit quality assessment.
•Free cash flow: Defined as net cash provided by operating activities reduced by expenditures for property additions. Free cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of free cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met. Additionally, certain performance-based compensation includes a component of this non-GAAP measure.
    These measures have not been calculated in accordance with GAAP and should not be viewed as a substitute for GAAP reporting measures.

Forward-Looking Statements Disclosure
This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning and expectations, among other things, the proposed acquisition (the “Merger”) of Kellanova (the “Company”) by Mars, Incorporated, regulatory approvals, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning and may involve risks and uncertainties that could cause the Company’s actual results or activities to differ materially from these predictions. These risks and uncertainties include, but are not limited to: the timing to consummate the Merger and the risk that the Merger may not be completed at all or the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the merger agreement; the risk that the conditions to closing of the Merger may not be satisfied or waived; the risk that a governmental or regulatory approval that may be required for the Merger is not obtained or is obtained subject to conditions that are not anticipated; potential litigation relating to, or other unexpected costs resulting from, the Merger; legislative, regulatory, and economic developments; risks that the proposed transaction disrupts the Company’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the diversion of management’s time on transaction-related issues; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, credit ratings or operating results; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability to retain and hire key personnel, to retain customers and to maintain relationships with business partners, suppliers and customers. The Company can give no assurance that the conditions to the Merger will be satisfied.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

Additional information concerning these and other factors can be found in the Company's filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

[Kellanova Financial News]

Kellanova and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended		Year ended
(Results are unaudited)	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Net sales	$3,124	$3,174	$12,749	$13,122
Cost of goods sold	1,947	2,079	8,204	8,839
Selling, general and administrative expense	645	767	2,672	2,778
Operating profit	532	328	1,873	1,505
Interest expense	70	85	311	303
Other income (expense), net	(5)	(145)	92	(162)
Income from continuing operations before income taxes	457	98	1,654	1,040
Income taxes	91	42	304	258
Earnings (loss) from unconsolidated entities	2	2	6	6
Net income (loss) from continuing operations	368	58	1,356	788
Net income (loss) attributable to noncontrolling interests	3	3	13	13
Income (loss) from discontinued operations, net of taxes	—	(28)	—	176
Net income (loss) attributable to Kellanova	$365	$27	$1,343	$951
Per share amounts:
Earnings Per Common Share - Basic
Earnings (loss) from continuing operations	$1.06	$0.16	$3.92	$2.27
Earnings (loss) from discontinued operations	$—	$(0.08)	$—	$0.51
Net Earnings (loss) Per Common Share - Basic	$1.06	$0.08	$3.92	$2.78
Earnings Per Common Share - Diluted
Earnings (loss) from continuing operations	$1.04	$0.16	$3.88	$2.25
Earnings (loss) from discontinued operations	$—	$(0.08)	$—	$0.51
Net Earnings (loss) Per Common Share - Diluted	$1.04	$0.08	$3.88	$2.76
Average shares outstanding:
Basic	345	342	343	342
Diluted	350	344	346	345
Actual shares outstanding at period end			345	341

Kellanova and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS (millions)

	Year ended
(unaudited)	December 28, 2024	December 30, 2023
Operating activities
Net income	$1,356	$964
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	367	419
Impairment of property	60	—
Postretirement benefit plan expense (benefit)	(11)	53
Deferred income taxes	24	(21)
Stock compensation	89	95
Loss on Russia divestiture	—	113
Other	(64)	40
Distribution from postretirement benefit plan	175	—
Postretirement benefit plan contributions	(55)	(42)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(104)	(42)
Inventories	2	139
Accounts payable	38	(340)
All other current assets and liabilities	(117)	267
Net cash provided by (used in) operating activities	1,760	1,645
Investing activities
Additions to properties	(628)	(677)
Issuance of notes receivable	—	(4)
Purchases of marketable securities	(350)	—
Sales of marketable securities	209	—
Purchases of available for sale securities	—	(15)
Sales of available for sale securities	—	64
Settlement of net investment hedges	(7)	68
Other	26	2
Net cash provided by (used in) investing activities	(750)	(562)
Financing activities
Net increase/(reductions) of notes payable	—	(346)
Issuances of long-term debt	619	404
Reductions of long-term debt	(655)	(780)
Net issuances of common stock	213	60
Common stock repurchases	—	(170)
Cash dividends	(776)	(800)
Proceeds received from debt issued and retained by WK Kellogg Co	—	663
Cash retained by WK Kellogg Co at Separation	—	(78)
Other	(8)	(63)
Net cash provided by (used in) financing activities	(607)	(1,110)
Effect of exchange rate changes on cash and cash equivalents	17	2
Increase (decrease) in cash and cash equivalents	420	(25)
Cash and cash equivalents at beginning of period	274	299
Cash and cash equivalents at end of period	694	274

Kellanova Defined Free Cash Flow:
Net cash provided by (used in) operating activities	1,760	1,645
Additions to properties	(628)	(677)
Free cash flow (operating cash flow less property additions) (a)	$1,132	$968

(a) Free cash flow is defined as net cash provided by operating activities less capital expenditures. We use this non-GAAP financial measure to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities and share repurchase.

Kellanova and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	December 28, 2024	December 30, 2023
	(unaudited)
Current assets
Cash and cash equivalents	$694	$274
Accounts receivable, net	1,522	1,568
Inventories, net	1,165	1,243
Other current assets	373	245
Total current assets	3,754	3,330
Property, net	3,234	3,212
Operating lease right-of-use assets	601	661
Goodwill	5,003	5,160
Other intangibles, net	1,760	1,930
Investments in unconsolidated entities	99	184
Other assets	1,177	1,144
Total assets	$15,628	$15,621
Current liabilities
Current maturities of long-term debt	$632	$663
Notes payable	113	121
Accounts payable	2,236	2,314
Current operating lease liabilities	134	121
Accrued advertising and promotion	611	766
Accrued salaries and wages	259	278
Other current liabilities	675	797
Total current liabilities	4,660	5,060
Long-term debt	4,998	5,089
Operating lease liabilities	465	532
Deferred income taxes	541	497
Pension liability	599	613
Other liabilities	483	461
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	1,121	1,101
Retained earnings	9,358	8,804
Treasury stock, at cost	(4,533)	(4,794)
Accumulated other comprehensive income (loss)	(2,276)	(2,041)
Total Kellanova equity	3,775	3,175
Noncontrolling interests	107	194
Total equity	3,882	3,369
Total liabilities and equity	$15,628	$15,621

Kellanova and Subsidiaries
Exhibit 1
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Quarter ended December 28, 2024
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$(114)	$15	$100	$—	$(27)	$—	$—	$73	$0.21
Separation costs (pre-tax)	2	5	(7)	—	—	—	—	(7)	(0.02)
Network Optimization (pre-tax)	23	—	(23)	—	—	—	—	(23)	(0.06)
Business and portfolio realignment (pre-tax)	—	1	(1)	—	—	—	—	(1)	(0.01)
Proposed merger costs (pre-tax)	—	9	(9)	—	—	—	—	(9)	(0.03)
Gain on property sale (pre-tax)	(23)	—	23	—	—	—	—	23	0.07
Income tax impact applicable to adjustments, net*	—	—	—	—	—	14	—	(14)	(0.04)
Domestic tax benefit	—	—	—	—	—	—	—	—	—
Foreign currency impact	(216)	(34)	(21)	3	7	(7)	2	(4)	(0.01)
Adjustments to adjusted basis	$(329)	$(5)	$62	$3	$(20)	$8	$2	$39	$0.11

	Quarter ended December 30, 2023
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$(24)	$7	$17	$—	$(170)	$—	$—	$(153)	$(0.45)
Separation costs (pre-tax)	2	43	(45)	—	—	—	—	(45)	$(0.13)
Business and portfolio realignment (pre-tax)	2	(1)	(2)	—	—	—	—	(2)	$—
Intangible asset impairment (pre-tax)		34	(34)	—				(34)	$(0.10)
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(42)	—	41	$0.12
Valuation Allowance	—	—	—	—	—	21	—	(21)	$(0.06)
Adjustments to adjusted basis	$(20)	$83	$(63)	$—	$(170)	$(21)	$—	$(214)	$(0.62)

Note: Tables may not foot due to rounding.
*Represents the estimated tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 2
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Year ended December 28, 2024
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$(172)	$4	$168	$—	$(14)	$—	$—	$155	$0.45
Separation costs (pre-tax)	11	25	(36)	—	—	—	—	(36)	(0.10)
Network Optimization (pre-tax)	143	—	(143)	—	—	—	—	(143)	(0.41)
Business and portfolio realignment (pre-tax)	—	7	(7)	—	—	—	—	(7)	(0.03)
Proposed merger costs (pre-tax)	—	30	(30)	—	—	—	—	(30)	(0.09)
Gain on property sale (pre-tax)	(23)	—	23	—	—	—	—	23	0.07
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(5)	—	5	0.01
Domestic tax benefit	—	—	—	—	—	(41)	—	41	0.12
Valuation Allowance	—	—	—	—	—	—	—	—	—
Foreign Currency impact	(873)	(122)	(63)	12	(16)	(27)	18	(22)	(0.06)
Adjustments to adjusted basis	$(914)	$(56)	$(89)	$12	$(30)	$(73)	$18	$(15)	$(0.04)

	Year ended December 30, 2023
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$6	$11	$(17)	$—	$(146)	$—	$—	$(163)	$(0.47)
Separation costs (pre-tax)	3	57	(60)	—	—	—	—	(60)	(0.17)
Business and portfolio realignment (pre-tax)	2	—	(2)	—	—	—	—	(2)	(0.01)
Loss on Divestiture (pre-tax)	—	—	—	—	(113)	—	—	(113)	(0.33)
Intangible asset impairment (pre-tax)		34	(34)					(34)	(0.10)
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(54)	—	54	0.16
Valuation allowance				—		21		(21)	(0.06)
Adjustments to adjusted basis	$11	$102	$(113)	$—	$(259)	$(34)	$—	$(338)	$(0.98)
Note: Tables may not foot due to rounding.
*Represents the estimated tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 3
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Quarter ended December 28, 2024
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$1,561	$601	$303	$659	$—	$3,124
Foreign currency impact	(3)	(5)	(43)	(221)	—	(272)
Organic net sales	$1,564	$606	$346	$880	$—	$3,396

Quarter ended December 30, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$1,588	$613	$328	$645	$(1)	$3,174
Divestitures	—	—	—	—	—	—
Organic net sales	1,588	613	328	645	(1)	3,174

% change - 2024 vs. 2023:
Reported growth	(1.7)%	(2.0)%	(7.6)%	2.1%	n/m	(1.6)%
Foreign currency impact	(0.2)%	(0.8)%	(13.1)%	(34.3)%	n/m	(8.6)%
Currency-neutral growth	(1.5)%	(1.2)%	5.5%	36.4%	n/m	7.0%
Divestitures	—%	—%	—%	—%	n/m	—%
Organic growth	(1.5)%	(1.2)%	5.5%	36.4%	n/m	7.0%
Volume (tonnage)	0.5%	(3.2)%	(0.7)%	9.1%	n/m	2.8%
Pricing/mix	(2.0)%	2.0%	6.2%	27.3%	n/m	4.2%

Kellanova and Subsidiaries
Exhibit 4
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Year ended December 28, 2024
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$6,580	$2,499	$1,261	$2,413	$(4)	$12,749
Foreign currency impact	(5)	19	(63)	(1,009)	—	(1,058)
Organic net sales	$6,586	$2,479	$1,324	$3,422	$(4)	$13,807

Year ended December 30, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$6,574	$2,501	$1,265	$2,785	$(4)	$13,122
Divestitures	$—	$48	$—	$—	$—	$48
Organic net sales	$6,574	$2,453	$1,265	$2,785	$(4)	$13,073

% change - 2024 vs. 2023:
Reported growth	0.1%	(0.1)%	(0.3)%	(13.3)%	n/m	(2.8)%
Foreign currency impact	(0.1)%	0.8%	(4.9)%	(36.2)%	n/m	(8.0)%
Currency-neutral growth	0.2%	(0.9)%	4.6%	22.9%	n/m	5.2%
Divestitures	—%	(2.0)%	—%	—%	n/m	(0.4)%
Organic growth	0.2%	1.1%	4.6%	22.9%	n/m	5.6%
Volume (tonnage)	(0.8)%	(4.5)%	1.3%	(0.5)%	n/m	(1.1)%
Pricing/mix	1.0%	5.6%	3.3%	23.4%	n/m	6.7%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 5
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Currency-Neutral Adjusted Gross Profit

	Quarter ended		Year ended
(millions)	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Reported gross profit	$1,177	$1,095	$4,544	$4,283
Mark-to-market	114	24	172	(6)
Separation costs	(2)	(2)	(11)	(3)
Network optimization	(23)	—	(143)	—
Business and portfolio realignment	—	(2)	—	(2)
Gain on property sale	23	—	23	—
Adjusted gross profit	1,065	1,076	4,503	4,294
Foreign currency impact	(56)	—	(185)	—
Currency-neutral adjusted gross profit	$1,120	$1,076	$4,689	$4,294
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 6
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Currency-Neutral Adjusted Gross Margin

	Quarter ended		Year ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Reported gross margin	37.7%	34.5%	35.6%	32.6%
Mark-to-market	3.7%	0.7%	1.3%	(0.1)%
Separation costs	(0.1)%	—%	(0.1)%	—%
Network optimization	(0.7)%	—%	(1.1)%	—%
Business and portfolio realignment	—%	(0.1)%	—%	—%
Gain on property sale	0.8%	—%	0.2%	—%
Adjusted gross margin	34.1%	33.9%	35.3%	32.7%
Foreign currency impact	1.1%	—%	1.3%	—%
Currency-neutral adjusted gross margin	33.0%	33.9%	34.0%	32.7%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 7
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Quarter ended December 28, 2024
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$301	$79	$40	$98	$14	$532
Mark-to-market	—	—	3	—	97	100
Separation Costs	(5)	—	—	—	(1)	(7)
Network Optimization	(18)	(5)	—	—	—	(23)
Business and portfolio realignment	1	—	—	—	(2)	(1)
Gain on property sale	—	—	—	23	—	23
Proposed merger costs	—	—	—	—	(9)	(9)
Adjusted operating profit	324	84	37	75	(71)	448
Foreign currency impact	—	—	(4)	(16)	—	(21)
Currency-neutral adjusted operating profit	$324	$85	$41	$91	$(71)	$470

Quarter ended December 30, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$235	$64	$31	$67	$(69)	$328
Mark-to-market	—	—	—	—	17	17
Intangible asset impairment	(34)	—	—	—	—	(34)
Separation costs	(30)	—	(1)	—	(14)	(45)
Business and portfolio realignment	—	—	(2)	—	—	(2)
Adjusted operating profit	$299	$64	$35	$67	$(72)	$392

% change - 2024 vs. 2023:
Reported growth	28.2%	24.1%	28.2%	46.6%	119.9%	62.2%
Mark-to-market	—%	—%	10.8%	—%	116.3%	23.2%
Intangible asset impairment	16.2%	—%	—%	—%	—%	13.7%
Separation costs	9.3%	—%	5.3%	—%	17.2%	12.9%
Network optimization	(5.9)%	(7.6)%	—%	—%	—%	(5.8)%
Business and portfolio realignment	0.2%	(0.7)%	6.7%	(0.4)%	(2.6)%	0.1%
Gain on property sale	—%	—%	—%	34.9%	—%	5.9%
Proposed merger costs	—%	—%	—%	—%	(12.3)%	(2.3)%
Adjusted growth	8.4%	32.4%	5.4%	12.1%	1.3%	14.4%
Foreign currency impact	(0.1)%	(0.8)%	(12.8)%	(24.4)%	0.1%	(5.5)%
Currency-neutral adjusted growth	8.5%	33.2%	18.2%	36.5%	1.2%	19.9%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 8
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Year ended December 28, 2024
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$1,272	$319	$142	$298	$(158)	$1,873
Mark-to-market	—	—	7	—	162	168
Separation costs	(29)	—	—	—	(6)	(36)
Network Optimization	(65)	(79)	—	—	—	(143)
Business and portfolio realignment	(3)	—	—	(1)	(3)	(7)
Gain on property sale	—	—	—	23	—	23
Proposed merger costs	—	—	—	—	(30)	(30)
Adjusted operating profit	$1,370	$398	$136	$276	$(280)	$1,899
Foreign currency impact	(1)	5	(5)	(63)	—	(63)
Currency-neutral adjusted operating profit	$1,370	$393	$141	$339	$(280)	$1,962

Year ended December 30, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$1,024	$357	$130	$270	$(276)	$1,505
Mark-to-market	—	—	(3)	—	(14)	(17)
Intangible asset impairment	(34)	—	—	—	—	(34)
Separation costs	(42)	—	(3)	—	(14)	(60)
Business and portfolio realignment	—	1	(2)	—	(1)	(2)
Adjusted operating profit	$1,100	$356	$138	$270	$(247)	$1,618

% change - 2024 vs. 2023:
Reported growth	24.3%	(10.7)%	9.5%	10.3%	42.7%	24.4%
Mark-to-market	—%	—%	7.3%	—%	64.9%	12.4%
Intangible asset impairment	4.0%	—%	—%	—%	—%	2.4%
Separation costs	2.0%	—%	2.2%	—%	4.5%	1.9%
Network optimization	(5.9)%	(22.1)%	—%	—%	—%	(8.9)%
Business and portfolio realignment	(0.3)%	(0.2)%	1.5%	(0.3)%	(0.9)%	(0.3)%
Gain on property sale	—%	—%	—%	8.6%	—%	1.4%
Proposed merger costs	—%	—%	—%	—%	(12.3)%	(1.9)%
Adjusted growth	24.5%	11.6%	(1.5)%	2.0%	(13.5)%	17.3%
Foreign currency impact	—%	1.3%	(3.5)%	(23.3)%	0.1%	(4.0)%
Currency-neutral adjusted growth	24.5%	10.3%	2.0%	25.3%	(13.6)%	21.3%

Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 9
Reconciliation of Non-GAAP Amounts - Reported Operating Margin to Currency-Neutral Adjusted Operating Margin

	Quarter ended		Year ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Reported operating margin	17.0%	10.3%	14.7%	11.5%
Mark-to-market	3.2%	0.5%	1.3%	(0.1)%
Separation costs	(0.2)%	(1.4)%	(0.3)%	(0.4)%
Network optimization	(0.7)%	—%	(1.1)%	—%
Proposed merger costs	(0.3)%	—%	(0.3)%	—%
Business and portfolio realignment	(0.1)%	—%	—%	—%
Intangible asset impairment	—%	(1.1)%	—%	(0.3)%
Gain on property sale	0.8%	—%	0.2%	—%
Adjusted operating margin	14.4%	12.3%	14.9%	12.3%
Foreign currency impact	0.6%	—%	0.7%	—%
Currency-neutral adjusted operating margin	13.8%	12.3%	14.2%	12.3%

Kellanova and Subsidiaries
Exhibit 10
Reconciliation of Non-GAAP Amounts - Reported Other Income (Expense) to Adjusted Other Income (Expense)

	Quarter ended		Year-to-date period ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Reported other income (expense)	(5)	(145)	92	(162)
Mark-to-market	(27)	(170)	(14)	(146)
Loss on divestiture	—	—	—	(113)
Adjusted other income (expense)	$22	$25	$106	$97
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 11
Reconciliation of Non-GAAP Amounts - Reported Income Taxes to Adjusted Income Taxes and Reported Effective Tax Rate to Adjusted Effective Tax Rate

	Quarter ended		Year ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Reported income taxes	$91	$42	$304	$258
Mark-to-market	19	(25)	39	(28)
Separation costs	(1)	(8)	(7)	(22)
Network optimization	(5)	—	(34)	—
Business and portfolio realignment	(1)	—	(2)	4
Intangible asset impairment	—	(8)	—	(8)
Proposed merger costs	(2)	—	(7)	—
Gain on property sale	5	—	5	—
Valuation allowance	—	21	—	21
Domestic tax benefit	—	—	(41)	—
Adjusted income taxes	$76	$62	$350	$291
Reported effective tax rate	19.9%	42.5%	18.4%	24.8%
Mark-to-market	1.1%	15.9%	0.7%	1.1%
Separation Costs	—%	1.0%	—%	(0.6)%
Network optimization	(0.2)%	—%	(0.3)%	—%
Business and portfolio realignment	(0.2)%	0.1%	—%	0.2%
Proposed merger costs	(0.1)%	—%	—%	—%
Intangible asset impairment	—%	0.3%	—%	—%
Loss on divestiture	—%	—%	—%	1.8%
Gain on property sale	0.2%	—%	—%	—%
Valuation allowance	—%	6.4%	—%	1.6%
Domestic tax benefit	—%	—%	(2.8)%	—%
Adjusted effective tax rate	19.1%	18.8%	20.7%	20.7%
Note: Tables may not foot due to rounding
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 12
Reconciliation of Non-GAAP Amounts - Reported Diluted Earnings Per Share from Continuing Operations to Currency-Neutral Adjusted Diluted Earnings Per Share from Continuing Operations

	Quarter ended		Year ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Reported EPS from continuing operations	$1.04	$0.16	$3.88	$2.25
Mark-to-market (pre-tax)	0.21	(0.45)	0.45	(0.47)
Separation costs (pre-tax)	(0.02)	(0.13)	(0.10)	(0.17)
Network optimization (pre-tax)	(0.06)	—	(0.41)	—
Business and portfolio realignment (pre-tax)	(0.01)	—	(0.03)	(0.01)
Intangible asset impairment (pre-tax)	—	(0.10)	—	(0.10)
Proposed merger costs (pre-tax)	(0.03)	—	(0.09)	—
Loss on divestiture	—	—	—	(0.33)
Gain on property sale (pre-tax)	0.07	—	0.07	—
Income tax impact applicable to adjustments, net*	(0.04)	0.12	0.01	0.16
Valuation allowance	—	(0.06)	—	(0.06)
Domestic tax benefit	—	—	0.12	—
Adjusted EPS from continuing operations	$0.92	$0.78	$3.86	$3.23
Foreign currency impact	(0.01)	—	(0.06)	—
Currency-neutral adjusted EPS from continuing operations	$0.93	$0.78	$3.92	$3.23
Currency-neutral adjusted EPS growth	19.2%		21.4%
Note: Tables may not foot due to rounding.
* Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 13
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Organic Net Sales Growth

Net sales % change - fourth quarter 2024 vs. 2023:
North America	Reported Net Sales Growth	Foreign Currency	Currency-Neutral Net Sales Growth	Divestiture	Organic Net Sales Growth
Snacks	(2.9)%	(0.1)%	(2.8)%	—%	(2.8)%
Frozen	4.7%	(0.3)%	5.0%	—%	5.0%
Europe
Snacks	(0.5)%	(1.1)%	0.6%	—%	0.6%
Cereal	(4.1)%	(0.3)%	(3.8)%	—%	(3.8)%
Latin America
Snacks	(1.6)%	(13.9)%	12.3%	—%	12.3%
Cereal	(11.8)%	(12.6)%	0.8%	—%	0.8%
AMEA
Snacks	12.0%	(6.5)%	18.5%	—%	18.5%
Cereal	0.6%	(4.5)%	5.1%	—%	5.1%
Noodles and other	(3.1)%	(76.8)%	73.7%	—%	73.7%

Kellanova and Subsidiaries
Exhibit 14
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Organic Net Sales Growth

Net sales % change - full year 2024 vs. 2023:
North America	Reported Net Sales Growth	Foreign Currency	Currency-Neutral Net Sales Growth	Divestiture	Organic Net Sales Growth
Snacks	0.1%	(0.1)%	0.2%	—%	0.2%
Frozen	0.1%	(0.2)%	0.3%	—%	0.3%
Europe
Snacks	1.5%	0.6%	0.9%	(2.0)%	2.9%
Cereal	(2.1)%	1.0%	(3.1)%	(1.9)%	(1.2)%
Latin America
Snacks	(0.9)%	(6.1)%	5.2%	—%	5.2%
Cereal	0.1%	(4.3)%	4.4%	—%	4.4%
AMEA
Snacks	0.8%	(5.9)%	6.7%	—%	6.7%
Cereal	(3.2)%	(5.4)%	2.2%	—%	2.2%
Noodles and other	(29.3)%	(77.2)%	47.9%	—%	47.9%

Kellanova and Subsidiaries
Exhibit 15
Reconciliation of Non-GAAP Amounts - Net Debt

(millions, unaudited)	December 28, 2024	December 30, 2023
Notes payable	$113	$121
Current maturities of long-term debt	632	663
Long-term debt	4,998	5,089
Total debt liabilities	5,743	5,873
Less:
Cash and cash equivalents	694	274
Net debt	$5,049	$5,599

Significant items impacting comparability
Mark-to-market
We recognize mark-to-market adjustments for pension and postretirement benefit plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans were recognized in the year they occur. Mark-to-market gains/losses for certain equity investments are recorded based on observable price changes. Changes between contract and market prices for commodities contracts and certain foreign currency contracts result in gains/losses that were recognized in the quarter they occur. We recorded a pre-tax mark-to-market gain of $73 million and $155 million for the quarter and year ended December 28, 2024, respectively. We recorded a pre-tax mark-to-market loss of $153 million and $163 million for the quarter and year ended December 30, 2023. Included within the aforementioned totals was a pre-tax mark-to-market gain for pension plans of $27 million and $14 million for the quarter and year ended December 28, 2024, respectively, and a pre-tax mark-to-market loss for pension plans of $170 million and $146 million for the quarter and year ended December 30, 2023, respectively.

Separation costs
The Company successfully completed the separation of its North America cereal business on October 2, 2023. As a result, we incurred pre-tax charges related to the separation, primarily related to legal and consulting costs, of $7 million and $36 million for the quarter and year ended December 28, 2024, respectively. We also recorded pre-tax charges of $45 million and $60 million for the quarter and year ended December 30, 2023, respectively.

Network optimization
Costs related to reorganizations to increase the productivity and efficiency of the Company's supply chain. As a result, we incurred pre-tax charges, primarily related to severance and asset impairment, of $23 million and $143 million for the quarter and year ended December 28, 2024 respectively.

Proposed merger costs
In August 2024, the Company entered into the Merger Agreement under which Mars has agreed to acquire Kellanova, subject to customary closing conditions, including receipt of required regulatory approvals. In conjunction with the agreement, we incurred pre-tax charges, primarily related to legal and consulting costs, of $9 million and $30 million for the quarter and year ended December 28, 2024, respectively.

Gain on sale of property
In December 2024, the Company sold property resulting in a gain of $23 million.

Business and portfolio realignment
One-time costs related to reorganizations in support of our Deploy for Growth priorities and a reshaped portfolio; investments in enhancing capabilities prioritized by our Deploy for Growth strategy; and completed and prospective divestitures and acquisitions. As a result, we incurred pre-tax charges, primarily related to reorganizations of $1 million and $7 million for the quarter and year ended December 28, 2024. We also recorded pre-tax charges of $2 million and $2 million for the quarter and year ended December 30, 2023, respectively.

Domestic tax benefit
In September 2024, the Company entered into an agreement to sell a foreign subsidiary in Egypt. In conjunction with the agreement, we recognized a tax benefit of $41 million for the year ended December 28, 2024 related to the excess of tax basis over book on our investment in the subsidiary.

Intangible Asset Impairment
As part of the annual impairment testing, the Company determined the fair value of an intangible asset did not exceed its carrying value. As a result, we incurred pre-tax charges related to the impairment of $34 million for the quarter and year ended December 30, 2023.

Loss related to divestiture
In July 2023, the Company completed the sale of the Russian business. As a result of completing the transaction, the Company recorded a non-cash loss on the transaction of approximately $113 million, primarily related to the release of historical currency translation adjustments.

Valuation allowance
During the fourth quarter of 2023, the Company recorded a valuation allowance on deferred tax assets of $21 million in conjunction with the separation of our North America cereal business.

Foreign currency translation
We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.